EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


Name                             State of Incorporation         Date of Incorporation           Status
-----                            ----------------------         ---------------------          -------
Big City Bagels NY, Inc.                New York                  November 26, 1997       Wholly-owned by Big
                                                                                          City Bagels, Inc.



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